                                                                    Exhibit 99.1

                        CHURCHILL MADISON GROUP CONSENT

   We hereby consent to the use of our name and the inclusion of the information attributed to us in the Registration Statement on Form S-1 filed by Natus Medical Incorporated (file no. 333-44138) and all amendments thereto, and the related prospectus.

                                                     /s/ Carol Olson
                                          By: _________________________________
                                                       (Carol Olson)

                                                 Managing Partner, Founder
                                          Title: ______________________________

                                          Churchill Madison Group

                                          Date: February 7, 2001